Exhibit 99.1

The following is the text of the amendments to Section 29 and Section 32 of the Bylaws of Transaction Systems Architects, Inc. (the “Company”).

Section 29 of the Company’s Bylaws has been amended in its entirety as follows:

“Certificated and Uncertificated Shares. Shares of the Company’s common stock or Preferred Stock may be certificated or uncertificated, as permitted under Section 158 of the Delaware General Corporation Law. Certificates representing shares of stock of the Company will be in such form as is determined by the Board, subject to applicable legal requirements. Each such certificate will be numbered and its issuance recorded in the books of the Company, and such certificate will exhibit the holder’s name and the number of shares and will be mechanically signed with a facsimile of the signature of the President or a Vice President, and a facsimile of the signature of the Secretary or an Assistant Secretary, and shall also be signed by, or bear the facsimile signature of, a duly authorized officer or agent of any properly designated transfer agent of the Company. Any or all of the signatures and the seal of the Company, if any, upon such certificates may be facsimiles, engraved, or printed. Such certificates may be issued and delivered notwithstanding that the person whose facsimile signature appears thereon may have ceased to be such officer at the time the certificates are issued and delivered.”

Section 32 of the Company’s Bylaws has been amended in its entirety as follows:

“Fiscal Year. Effective as of January 1, 2008, the fiscal year of the Company shall commence on January 1 of each year and shall end the following December 31.”